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                                                                   Exhibit 99.1

            VENTURE SEISMIC ANNOUNCES FILING FOR CREDITOR PROTECTION
            --------------------------------------------------------

CALGARY, ALBERTA, FEBRUARY 10, 1999 - VENTURE SEISMIC LTD. (NASDAQ NMS: VSEFE) announced today that Venture Seismic Ltd. ("Venture") and its wholly owned subsidiary Continental Holdings Ltd. ("Continental") filed for creditor protection on February 8, 1999 under the Companies' Creditors Arrangement Act in the Court of Queen's Bench of Alberta, Judicial District of Calgary, Action No. 9901-01950 (the "CCAA filing"). The previously announced seizure of the Pacific Titan and termination of the contract with Western Geophysical has resulted in significantly reduced cash flows, an inability to fully fund working capital and debt requirements and the violation of certain contractual commitments, including certain loan covenants. Under the CCAA filing amounts owing to the creditors are stayed for a period of 30 days while Venture and Continental ("the companies") explore financing and restructuring alternatives and develop a comprehensive restructuring plan ("the plan"). The companies can make further application to the Court to extend the stay period to continue developing and implementing the plan. The plan must be approved by the creditors and the Court in order to be implemented. Neither of Venture's other subsidiaries, Boone Geophysical, Inc. and Hydrokinetic Surveys of Canada Inc. have filed for creditor protection.

Brian Kozun, President and CEO of Venture stated, "The companies have been engaged in a program of financial restructuring during the past few weeks, including discussions with major creditors with a view to implement a comprehensive restructuring plan. Seeking protection under the CCAA was necessary to protect certain contracts and assets, and to permit the companies to explore financing alternatives. The companies are committed to the development of a sound plan which will maximize the potential of both companies."

VENTURE SEISMIC LTD. is currently listed on the Nasdaq National Market ("Nasdaq") however the trading of its common shares was halted on January 15, 1999 pending the receipt and review of additional information. Venture has also received formal notice of the potential delisting of its common shares pending the receipt of Venture's Form 10-K and an assessment of Venture's ability to restore compliance with continued listing requirements including the market price of its common shares and the number of outside directors. Venture has requested a hearing with Nasdaq to address these issues.

Venture is engaged primarily in the acquisition of land, wetlands and marine seismic data for use in the exploration for and development and field management of oil and gas reserves. Venture acquires seismic data on possible oil and gas reserves for its customers, which range from junior exploration companies to fully-integrated multi-national corporations. Venture's wholly-owned subsidiaries include Continental, an Alberta based company engaged in the acquisition of marine seismic data, Boone Geophysical, Inc., a Texas based company engaged in the acquisition of land and wetlands seismic data in the Southern United States, and Hydrokinetic Surveys of Canada Inc., a company based in Western Canada which provides shallow marine airgun and survey services.

This news release contains certain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties as detailed from time to time in Venture's SEC filings under the heading "Risk Factors" and elsewhere, including, but not limited to: the ability of Venture to timely and successfully submit a plan to its creditors and the court under the CCAA, and resolve its operational, legal and financial difficulties; the outcome of litigation with Western Geophysical; the ability to regain the possession of the Pacific Titan; the possible delisting of Venture's securities from Nasdaq; the ability of Venture to file its Form 10-KSB with the SEC; the capital intensive nature of Venture's business; its need for additional funds for operations and debt service requirements; its ability to perform under existing contracts; seasonal fluctuations in operating results; dependence upon principal customers; activity in the oil and gas industry; risks associated with international operations; and regulatory, competitive and contractual risks.

FOR FURTHER INFORMATION ON VENTURE SEISMIC LTD., CONTACT:
                  Mr. Brian Kozun, President & CEO
                  Venture Seismic Ltd. - (403) 777-9070